Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-251552) of our reports dated August 18, 2020 and August 27, 2020 relating to the financial statements of Foley Trasimene Acquisition Corp. II, which is contained in that registration statement. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

February 1, 2021